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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement of St. Joseph Capital Corporation on Form S-8 (Registration No. 333-109859) of our report dated February 27, 2002 on the consolidated financial statements of St. Joseph Capital Corporation, which report is included in the 2003 Annual Report on Form 10-K of St. Joseph Capital Corporation.

                                              /s/ Crowe Chizek and Company LLC
                                              Crowe Chizek and Company LLC

South Bend, Indiana
March 26, 2004

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